EXHIBIT 21.1

LIST OF SUBSIDIARIES OF COTT CORPORATION

		Jurisdiction of Incorporation	Direct or Indirect
	Name of Subsidiary	or Organization	Percentage of Ownership

1	156775 Canada Inc.	Canada	100%

2	2011438 Ontario Limited	Ontario	100%

3	4368479 Canada Limited	Canada	100%

4	804340 Ontario Limited	Ontario	100%

5	967979 Ontario Limited	Ontario	100%

6	9973443 Canada Limited	Canada	100%

7	Aimia Foods EBT Company Limited	United Kingdom	100%

8	Aimia Foods Group Limited	United Kingdom	100%

9	Aimia Foods Holdings Limited	United Kingdom	100%

10	Aimia Foods Limited	United Kingdom	100%

11	Aquaterra Corporation	Canada	100%

12	Café Espresso Italia Ltd	Israel	100%

13	Calypso Soft Drinks Limited	United Kingdom	100%

14	Carbon Luxembourg S.à r.l.	Luxembourg	100%

15	Chateau d’Eau SAS	France	100%

16	Cliffstar LLC	Delaware	100%

17	Cooke Bros (Tattenhall) Limited	United Kingdom	100%

18	Cooke Bros Holdings Limited	United Kingdom	100%

19	Cott (Barbados) IBC Ltd.	Barbados	100%

20	Cott (Nelson) Limited	United Kingdom	100%

21	Cott Beverages Inc.	Georgia	100%

22	Cott Beverages Limited	United Kingdom	100%

23	Cott Beverages Luxembourg S.a.r.l.	Luxembourg	100%

24	Cott Corporation Corporation Cott	Canada	100%

25	Cott Developments Limited	United Kingdom	100%

26	Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda	Brazil	100%

27	Cott Embotelladores de Mexico, S.A. de C.V.	Mexico	100%

28	Cott Europe Trading Limited	United Kingdom	100%

29	Cott Holdings Inc.	Delaware	100%

30	Cott IP Holdings Corp.	Delaware	100%

31	Cott Limited	United Kingdom	100%

32	Cott Maquinaria y Equipo, S.A. de C.V.	Mexico	100%

33	Cott Nelson (Holdings) Limited	United Kingdom	100%

34	Cott Private Label Limited	United Kingdom	100%

35	Cott Retail Brands Limited	United Kingdom	100%

36	Cott Retail Brands Netherlands BV	Netherlands	100%

37	Cott Switzerland GmbH	Switzerland	100%

38	Cott UK Acquisition Limited	United Kingdom	100%

39	Cott Vending Inc.	Delaware	100%

40	Cott Ventures Limited	United Kingdom	100%

41	Cott Ventures UK Limited	United Kingdom	100%

42	Dispensing Coffee Club (IAI-2003) Ltd	Israel	95.6%

43	DS Customer Care, LLC	Delaware	100%

44	DS Services of America, Inc.	Delaware	100%

45	Eden Centro Especial De Empleo S.L.U.	Spain	100%

46	Eden Distrybucja sp. z o. o.	Poland	100%

47	Eden Integratión S.L.U	Spain	100%

48	Eden Springs (Denmark) AS	Denmark	100%

49	Eden Springs (Europe) S.A.	Switzerland	100%

50	Eden Springs (Nederland) BV	Netherlands	100%

51	Eden Springs (Norway) AS	Norway	100%

52	Eden Springs (Sweden) AB	Sweden	100%

53	Eden Springs (Switzerland) SA	Switzerland	100%

54	Eden Springs Espana S.A.U	Spain	100%

55	Eden Springs Estonia OÜ	Estonia	100%

56	Eden Springs i Porla Brunn AB	Sweden	100%

57	Eden Springs International S.A.	Switzerland	100%

58	Eden Springs Latvia SIA	Latvia	100%

59	LLC Eden Springs	Russia	100%

60	Eden Springs OY Finland	Finland	100%

61	Eden Springs Portugal S.A.	Portugal	100%

62	Eden Springs Scandinavia AB	Sweden	100%

63	Eden Springs sp. z o.o.	Poland	100%

64	Eden Springs UK Ltd	United Kingdom	100%

65	Eden Water and Coffee Deutschland GmbH	Germany	100%

66	Garraways Ltd	United Kingdom	100%

67	HorseLux Sàrl	Luxembourg	100%

68	Hydropure Distribution Ltd	United Kingdom	100%

69	Interim BCB, LLC	Delaware	100%

70	Jay Juice Limited	United Kingdom	100%

71	Kafevend Group Ltd	United Kingdom	100%

72	Kafevend Holdings Ltd	United Kingdom	100%

73	Mexico Bottling Services, S.A. de C.V.	Mexico	100%

74	Mey Eden Bar—First Class Services Ltd	Israel	100%

75	Mey Eden Ltd	Israel	100%

76	Mey Eden Marketing (2000) Ltd.	Israel	100%

77	Mey Eden Production (2007) Ltd	Israel	100%

78	Mr. Freeze (Europe) Limited	United Kingdom	100%

79	Northeast Retailer Brands LLC	Delaware	51%

80	Pauza Coffee Services Ltd	Israel	95.6%

81	Pure Choice Watercoolers Ltd	United Kingdom	100%

82	S. & D. Coffee, Inc.	North Carolina	100%

83	S&D Coffee Holdings Company	North Carolina	100%

84	SEMD, Société des eaux minérales de Dorénaz SA	Switzerland	100%

85	Servicios Gerenciales de Mexico, S.A. de C.V.	Mexico	100%

86	SIA << OCS Services >>	Latvia	100%

87	Stockpack Limited	United Kingdom	100%

88	The Shakespeare Coffee Company Ltd	United Kingdom	100%

89	Tip Top Soft Drinks Limited	United Kingdom	100%

90	Total Water Solutions Limited	United Kingdom	100%

91	TT Calco Limited	United Kingdom	100%

92	UAB Eden Springs Lietuva	Lithuania	100%

1.	This entity also does business as Cott Beverages USA, Cott International, Cott Concentrates and RC Cola International, each of which is a division of Cott Beverages Inc.